Exhibit 99.1

Contact:	Mei Li	Brooke Hammerling
	NetSuite Inc.	Brew PR
	650/627-1063	415-596-5428
	meili@netsuite.com	Brooke@brewpr.com

NETSUITE ACCELERATES VERTICAL STRATEGY WITH

AGREEMENT TO ACQUIRE PROFESSIONAL SERVICES

AUTOMATION SOFTWARE LEADER OPENAIR

Cloud Computing Business Applications Go Vertical

San Mateo, CA and Boston, MA – June 2, 2008 – NetSuite Inc. (NYSE:N), a leading vendor of on-demand, integrated business management software suites, today announced that it has signed a definitive agreement to acquire OpenAir, Inc., a leading provider of on-demand Professional Services Automation software. NetSuite has agreed to pay approximately $26 million in cash, net of cash on the balance sheet of OpenAir. In addition, at closing NetSuite will assume approximately $5 million of restricted stock units that will be held by the employees of OpenAir and which will continue to vest through mid-2010.

All 56 OpenAir employees are expected to become NetSuite employees and continue in their current roles upon close of the acquisition. In addition, NetSuite will establish an East Coast headquarters in OpenAir’s Boston location, and will continue to invest in the current OpenAir software solutions for a minimum of ten years. OpenAir customers will not be required to migrate to NetSuite products.

This acquisition brings together two of the industry’s leading providers of cloud computing business applications. Just last month, OpenAir’s professional services automation software won the 2008 Software and Information Industry Association (SIIA) CODiE Award for “Best Business Software Solution.” Since 2002, NetSuite has been a leader in creating business management software applications designed for specific industries. NetSuite’s acquisition of OpenAir will accelerate development of NetSuite’s products specifically designed for services companies, particularly project-and-time-based organizations in markets such as professional services, business and IT consulting, legal, accounting, and government contracting.

In addition to continuing to develop OpenAir’s current offerings on a stand-alone basis, later this year NetSuite and OpenAir will integrate their existing solutions via web services. Over time, OpenAir’s industry-leading features will be added to NetSuite’s ERP / CRM / Ecommerce suite, giving services-centric companies the option of deploying a seamless, end-to-end, on-demand business management software suite.

“OpenAir is the leader in on-demand Professional Services Automation Software, and its customers absolutely love the products. We are excited about leveraging OpenAir’s industry knowledge and customer insight to create the next generation of cloud computing business applications for Services Management,” said Zach Nelson, CEO of NetSuite. “The Services Industry is one of the fastest growing in the world, and the combination of NetSuite and OpenAir will enable us to accelerate our time to market and deliver a feature-rich, fully-integrated, on-demand suite specifically designed for time-and-project based companies.”

“The services market is in need of a major business application revolution not unlike the paradigm shift that took place in high-end manufacturing with the emergence of SAP and fully-integrated ERP systems. By combining OpenAir and NetSuite, we now have the resources to fully execute on our vision and transform the way Services-based companies operate,” said Morris Panner, CEO of OpenAir. “Our customers require integration with their back-office systems, and by combining forces with a leading provider of on-demand ERP suites, we can bring the seamless end-to-end automation for which modern services-based businesses are clamoring.”

“The combination of NetSuite and OpenAir is the holy grail of business systems for a services company. I always thought the OpenAir solution would benefit greatly by incorporating broader business functionality to manage a services business,” said OpenAir customer Jeff Greenberg, Managing Director, Prevalent Networks. “Now the combination of NetSuite and OpenAir could replace my aging and limited ERP systems with the same robust, yet easy-to-use functionality I get with OpenAir.”

The merger is subject to customary closing conditions. Closing is anticipated to take place in June 2008.

Under EITF 01-03 “Accounting in a Business Combination for Deferred Revenue of an Acquiree,” NetSuite will not be able to recognize in future periods the majority of deferred revenue that is currently on the balance sheet of OpenAir. As such, the impact of the acquisition on NetSuite’s revenue in 2008 is not expected to be significant and as a result the acquisition is expected to lead to increased GAAP and non-GAAP net losses in 2008. However, NetSuite expects the transaction to be neither dilutive nor accretive to NetSuite’s 2009 non-GAAP earnings.

Assuming that the OpenAir acquisition closes in the expected timeframe, NetSuite expects its revenue for the second quarter of 2008 to remain unchanged from the prior outlook of $36.0 million to $36.7 million. Non-GAAP net loss per share (which excludes stock-based compensation expense and acquisition related expenses) for the second quarter of 2008 is expected to be in the range of $(0.02) to $(0.01). Non-GAAP net loss (which excludes stock-based compensation expense and acquisition related expenses) for the same period is expected to be between $(1.0 million) to $(800,000). This range is within the company’s previously stated outlook.

For 2008, revenue is expected to be in the range of $156 to $159 million and non-GAAP net loss is expected to be in the range of ($3.5 million) to ($2.5 million). Non-GAAP net loss per share for 2008 is expected to be in the range of $(0.06) to $(0.04).

About NetSuite

NetSuite Inc. is a leading vendor of on-demand, integrated business management software suites for small and midsized businesses. NetSuite enables mid-market companies to manage core business operations in a single system, which includes Accounting / Enterprise Resource Planning (ERP), Customer Relationship Management (CRM), and Ecommerce. NetSuite’s patent-pending “real-time dashboard” technology provides an easy-to-use view into up-to-date, role-specific business information.

About OpenAir

OpenAir is a leading provider of Software-as-a-Service (SaaS) services automation management software. Offering both Professional Services Automation (PSA) and Project Portfolio Management (PPM) solutions, OpenAir provides project-based organizations and firms the tools they need to help grow their businesses quickly and profitably. Providing enterprise-level functionality for businesses of all sizes, OpenAir has more than 40,000 active users across 300 world class firms utilizing the software to better capture billable time, manage projects and resources and bill customers. Coupled with a team of highly experienced consultants from some of the world’s leading services firms, OpenAir PSA and OpenAir PPM can help drive higher profits through improved utilization, visibility and data collection. To learn more or schedule a demo, please visit www.openair.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements relating to the expectations and plans of NetSuite and OpenAir, which include but are not limited to the expected benefits to NetSuite and OpenAir, and their respective customers, as a result of the acquisition; NetSuite’s plans regarding the future of OpenAir and its products; NetSuite’s expectations regarding the integration of OpenAir’s products with NetSuite’s products; NetSuite’s expectations regarding the closing of the acquisition; and NetSuite’s expectations regarding the impact of the acquisition on NetSuite’s financial performance in future periods. These forward-looking statements are based upon current expectations and beliefs of NetSuite’s management as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements in this press release are based on information available to NetSuite as of the date hereof, and NetSuite disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability of NetSuite and OpenAir to complete the acquisition in a timely manner, or at all; the ability of NetSuite to retain OpenAir’s customers and employees; the ability of NetSuite to successfully integrate and manage OpenAir; unanticipated costs associated with the acquisition and integration of OpenAir; the possibility that the market for on-demand services and on-demand services automation software may develop more slowly than expected; interruptions in service caused by loss of power, failure of the Internet or other factors impacting the operation of NetSuite’s or OpenAir’s data centers; risks associated with material defects or errors in NetSuite’s or OpenAir’s software or the effect of undetected computer viruses; the risk of technological developments and innovations by others; failure to manage growth; the ability to manage operations when faced with competitive pricing and marketing strategies by competitors; the risk of losing key employees; evolving government regulation of the Internet and Ecommerce; changes to current accounting rules; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in NetSuite’s filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to NetSuite’s Annual Report on Form 10-K for the year ended December 31, 2007, and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or NetSuite’s website at www.netsuite.com.

Non-GAAP Financial Measures

NetSuite’s projections for future periods include certain non-GAAP financial measures, including non-GAAP net loss and non-GAAP net loss per share. Non-GAAP net loss and non-GAAP net loss per share exclude stock-based compensation as these expenses are non-cash items that are difficult to predict. These non-GAAP financial measures also exclude acquisition-related expenses. The Company believes these non-GAAP financial measures provide useful comparative information to investors.

NetSuite considers these non-GAAP financial measures to be important because they provide useful measures of the operational performance of NetSuite and are used by NetSuite’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding NetSuite’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

NOTE: NetSuite and the NetSuite logo are registered service-marks of NetSuite Inc. Other marks are the property of their respective owners.

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